| OC\744653.1||

                      POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

authorizes Steve Martin of Stratagene Corporation

(Stratagene), to execute for and on behalf of the

undersigned, in the undersigned's capacity as a Section 16

reporting person of Stratagene, Forms 3, 4 and 5, and any

amendments thereto, and cause such form(s) to be filed with

the United States Securities and Exchange Commission and the

NASDAQ Stock Market.  The undersigned hereby grants to each

such attorney-in-fact full power and authority to do and

perform any and every act and thing whatsoever requisite,

necessary, or proper to be done in exercise of any of the

rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally

present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-

fact, or such attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing attorneys-in-

fact, in serving in such capacity at the request of the

undersigned, are not assuming, nor is Stratagene assuming,

any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934, as amended or the rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,

4 and 5 with respect to the undersigned's holdings of, and

transactions in, securities issued by Stratagene, unless

earlier revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS Whereof, the undersigned has cause this Power of

Attorney to be executed as of this first of March, 2006.

/s/ Peter Ellman

State of California

County of San Diego

On March 1, 2006, before me, Tamara Kupu,

Personally appeared Peter Ellman

Who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the written instrument and acknowledged to me that he executed the same in his

authorized capacity, and that by his signature on the

instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Tamar Kupu

Signature of Notary Public

[NOTARY SEAL]